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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 33-64725) and related Prospectus of CommNet Cellular Inc. for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated December 1, 1995, except Note 14, as to which the date is December 7, 1995, with respect to the consolidated financial statements and schedules of CommNet Cellular Inc. included in its Annual report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.

                                               ERNST & YOUNG LLP

January 4, 1996